Exhibit 99.1
                                  ------------


COMMODORE
                                  NEWS RELEASE

For release:  Immediate
Contact: James M. DeAngelis -   (703) 567-3608

Commodore Applied Technologies, Inc. Reports:
        o   Year End 2002 Results
        o   Brewer Loan Conversion to Equity
        o   Company's Operational Offices Move to Hanford, Washington
        o   Appointment of O. Mack Jones to President and C.O.O. of the Company

NEW YORK, NY - April 16, 2003 - Commodore  Applied  Technologies,  Inc.  (OTCBB:
CXII), today announced financial results for the fiscal year ended December 31, 2002 (see table below).

              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
                         Fiscal Year Ended December 31,
             (Audited - dollars in thousands, except per share data)

                                                        2002              2001
                                                        ----              ----
Revenues*                                              $3,710            $4,590

Income (Loss) from Continuing Operations                ($905)          ($4,166)

Loss from Discontinued Operations                       ($933)          ($2,388)

Loss on Disposal of Discontinued Operations           ($4,134)             -

Net Loss                                              ($5,972)          ($6,554)

Net Loss Per Share -Basic and Diluted from
Continuing Operations                                  ($0.02)           ($0.08)

Net Loss Per Share -Basic and Diluted from
Discontinued Operations                                ($0.02)           ($0.05)

Net Loss Per Share -Basic and Diluted from
Disposal of Discontinued Operations                    ($0.07)           ($0.00)

Net Loss Per Share - Basic and Diluted                 ($0.11)           ($0.13)

Weighted Average Number of Shares
Outstanding                                            57,775            53,241

*These amounts are only from continuing operations and do not reflect the revenues of Dispute Resolution Management, Inc. (DRM), which was disposed of effective May 16, 2002.


                                     -more-

                                               CXI Reports 2002 Year End Results
                                                                  April 16, 2003
                                                                          Page 2


Chairman and CEO Shelby Brewer stated: "While the financial results in 2002 are far from satisfactory, much was accomplished in 2002 to restructure the Company and get it back to fundamentals while positioning the Company for unique SET applications in a growing market. The dissolution of Dispute Resolution Management, Inc. was accomplished, allowing both companies to concentrate on their core competencies."

Mr. Brewer also announced today that he has converted the balance of his 2000 loan to the Company into equity. Mr. Brewer commented, " I hope this demonstrates my belief in the technology and its economic potential; I am voting with my own money."

The Company also announced the moving of its operating offices from Albuquerque, New Mexico to Hanford Washington. Mr. Brewer stated, "This is a prudent and sensible move. There is no compelling reason for Commodore Advanced Sciences ("CAS") to be in Albuquerque, NM as there are no paying customers there. This move reduces overhead and expenses while at the same time centering the Company where the current and future opportunities are." Brewer continued: " This move positions the Company at the "Mecca" of waste treatment for the Department of Energy ("DOE"). We believe that the DOE categorizes the Company as a small business with excellent technology."

The Company also announced the appointment of Otto Mack Jones as President and Chief Operating Officer of the Company. Mr. Jones has served Vice President of Field Operations of the Company since 1998 and as the President of CAS since 2001.

                                     -more-

                                               CXI Reports 2002 Year End Results
                                                                  April 16, 2003
                                                                          Page 3


Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Solution Technologies, Commodore Advanced Sciences and a joint venture, Nuvoset, LLC. The Commodore companies provide technical engineering services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.


This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


                                       ###